                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                                permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SYKES ENTERPRISES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------
    (5)  Total fee paid:

         --------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         --------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------
    (3)  Filing Party:

         --------------------------------------------------------------------
    (4)  Date Filed:

         --------------------------------------------------------------------

                         (SYKES ENTERPRISES, INC. LOGO)

                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000
                             ---------------------

To the Shareholders of Sykes Enterprises, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Sykes Enterprises, Incorporated (the "Company") will be held at the Hyatt Regency, 211 North Tampa Street, Tampa, Florida, on Thursday, April 27, 2000 at 10:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect three directors to hold office until the 2003 Annual Meeting of Shareholders;

          2. To approve the adoption of the Company's 2000 Stock Option Plan;
     and

          3. To transact any other business as may properly come before the Annual Meeting.

     Only shareholders of record as of the close of business on March 14, 2000 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.
                                          By Order of the Board of Directors,

                                          /s/ Martin A. Traber
                                          --------------------
                                          Martin A. Traber
                                          Secretary

March 29, 2000

                             YOUR VOTE IS IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                  (Sykes Logo)

                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hyatt Regency, 211 North Tampa Street, Tampa, Florida, on Thursday, April 27, 2000 at 10:00 a.m., Eastern Standard Time, or any adjournment or postponement of the Annual Meeting.

     If the accompanying proxy form ("Proxy") is completed, signed, dated, returned to the Company, and not revoked, the shares represented by the Proxy will be voted at the Annual Meeting as directed by the shareholder on the Proxy. The giving of the Proxy does not affect the right to vote in person if the shareholder attends the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting of the shares represented by the Proxy.

     This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 1999 are first being mailed on or about March 29, 2000 to shareholders entitled to vote at the Annual Meeting.

                         SHAREHOLDERS ENTITLED TO VOTE

     The record date for the Annual Meeting is March 14, 2000. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 41,582,342 shares of common stock and 491,666 exchangeable shares were outstanding and entitled to vote at the Annual Meeting. An aggregate of 42,074,008 shares are entitled to vote at the Annual Meeting. Each share of common stock and each exchangeable share is entitled to one vote on all matters submitted to a vote of shareholders. The exchangeable shares will be voted by Firstar Bank Milwaukee, N.A. ("Firstar") as trustee for the holders of the exchangeable shares.

     In connection the Company's acquisition of Oracle Service Networks Corporation in 1998, former shareholders of Oracle were issued exchangeable shares as consideration for their Oracle common stock. Each exchangeable share can be exchanged for one share of Sykes common stock at any time. Exchangeable shares are entitled to the same rights, benefits, and privileges, including voting rights, as the Sykes common stock. The voting rights of the exchangeable shares are held through a voting trust, pursuant to which the Company issued to Firstar one share of Special Preferred Voting Stock. The share of Special Preferred Voting Stock is entitled to the number of votes equal to the number of outstanding exchangeable shares. Holders of exchangeable shares are entitled to instruct Firstar as to the voting of the number of votes represented by the holder's exchangeable shares, and Firstar will exercise each vote attached to the Special Preferred Voting Stock only as directed by the holders of the exchangeable shares. If a holder of exchangeable shares does not instruct Firstar how to vote, Firstar will not exercise those votes. A holder of exchangeable shares may attend the Annual Meeting and vote such holder's number of votes in person. A holder of exchangeable shares also may instruct Firstar to give a proxy to such holder entitling the holder to vote such holder's number of votes in person or to grant to the Company's management a proxy to vote such votes. Firstar has furnished this Proxy Statement, the notice of the Annual Meeting, the annual report to shareholders of the Company for the year ended December 31, 1999, and other related materials to the record holders of exchangeable shares.

     The common stock and exchangeable shares (through the voting trust described above) vote together as a single class. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

     Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The proposal to approve the adoption of the Company's 2000 Stock Option Plan will be adopted if a majority of the total votes present or represented and entitled to vote at the Annual Meeting vote in favor of such proposal.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

     - filing with the Secretary of the Company written notice of revocation,

     - submitting a duly executed Proxy bearing a later date than the previous Proxy, or

     - appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

     Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

     The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, UNLESS AUTHORITY TO DO SO IS WITHHELD.

     The Company's Board of Directors is divided into three classes (designated "CLASS I," "CLASS II," and "CLASS III"), as nearly equal as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after their election. The term of the current CLASS III directors expires at the 2000 Annual Meeting of Shareholders. Accordingly, three CLASS III directors will be elected at the Annual Meeting to serve until their terms expire at the 2003 Annual Meeting of Shareholders (in each case, until their respective successors are elected and qualified). In the event any such nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

                             NOMINEES FOR DIRECTORS

              CLASS III -- TERM EXPIRES AT THE 2003 ANNUAL MEETING

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------
John H. Sykes..............................  63    John H. Sykes has been Chairman of the
                                                   Board of Directors and Chief Executive
                                                   Officer of the Company since its inception
                                                   in 1977. He also served as President of the
                                                   Company from inception until December 1998,
                                                   at which time Mr. David L. Grimes joined
                                                   the Company as President.

Furman P. Bodenheimer, Jr..................  70    Furman P. Bodenheimer, Jr. was elected to
                                                   the Company's Board of Directors in 1991
                                                   and is a member of the Compensation
                                                   Committee and the Stock Option Committee.
                                                   Mr. Bodenheimer has been President and
                                                   Chief Executive Officer of Zickgraf
                                                   Enterprises, Inc. and Nantahala Lumber in
                                                   Franklin, North Carolina for more than the
                                                   past five years.

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------
David L. Grimes............................  52    David L. Grimes joined the Company in
                                                   December 1998. He has served as President
                                                   since December 1998 and as President and
                                                   Chief Operating Officer since February
                                                   1999. From 1986 through 1998, Mr. Grimes
                                                   held various positions with AT&T, most
                                                   recently as Regional Vice President for the
                                                   AT&T Growth Markets Segment where he was
                                                   responsible for the marketing and sales of
                                                   long distance, local services, wireless,
                                                   data, and e-commerce in a fourteen-state
                                                   area. While with AT&T, he also served as
                                                   the Chief Operating Officer of a United
                                                   Technologies and AT&T joint venture.

                    DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

              CLASS II -- TERM EXPIRES AT THE 2001 ANNUAL MEETING

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------

H. Parks Helms.............................  64    H. Parks Helms has served as a director of
                                                   the Company since its inception in 1977 and
                                                   is chairman of the Audit Committee. Mr.
                                                   Helms is President and Managing Partner of
                                                   the law firm of Helms, Cannon, Henderson &
                                                   Porter, P.A. in Charlotte, North Carolina
                                                   and has been with the firm for more than
                                                   the past five years. Mr. Helms has held
                                                   numerous political appointments and elected
                                                   positions, including as a member of the
                                                   North Carolina House of Representatives. He
                                                   currently is Chairman of the Mecklenburg
                                                   County, North Carolina Board of County
                                                   Commissioners.

Adelaide A. (Alex) Sink....................  51    Adelaide A. (Alex) Sink was elected to the
                                                   Company's Board of Directors in June 1997
                                                   and is a member of the Audit Committee. Ms.
                                                   Sink is the President of the Florida
                                                   Banking Group for Bank of America. She has
                                                   held that position for more than the past
                                                   five years, except for a five-month period
                                                   in 1998 when she served as President of
                                                   NationsBank Private Client Group
                                                   nationwide. Ms. Sink serves on several
                                                   community and statewide volunteer boards in
                                                   Florida.

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------
Linda McClintock-Greco, M.D................  45    Linda McClintock-Greco, M.D. was elected to
                                                   the Company's Board of Directors in May
                                                   1998 and is a member of the Compensation
                                                   Committee, the Stock Option Committee, and
                                                   the Nominating Committee. Since 1998, Dr.
                                                   McClintock-Greco has been the President and
                                                   Chief Executive Officer of Greco & Assoc.
                                                   Consulting, Inc., a healthcare consulting
                                                   firm, and in that capacity serves as the
                                                   Vice President of Medical Affairs for
                                                   Entrusted Healthcare Management Services
                                                   for the state of Florida. Until 1998, she
                                                   served as Chief Executive Officer and Chief
                                                   Medical Officer of Tampa General
                                                   HealthPlan, Inc. (HealthEase), and had
                                                   spent the past 11 years in the health care
                                                   industry as both a private practitioner in
                                                   Texas and a managed care executive serving
                                                   as the Regional Medical Director with
                                                   Humana Health Care Plan. Dr.
                                                   McClintock-Greco serves on the Board of
                                                   Directors of the Florida Association of
                                                   Managed Care Organizations (FAMCO)
                                                   currently acting as Treasurer. Dr.
                                                   McClintock-Greco also serves on the board
                                                   of several charitable organizations.

                    DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

               CLASS I -- TERM EXPIRES AT THE 2002 ANNUAL MEETING

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------

Gordon H. Loetz............................  50    Gordon H. Loetz was elected to the
                                                   Company's Board of Directors in 1993 and
                                                   currently serves as Vice Chairman of the
                                                   Board of Directors. In February 1999, Mr.
                                                   Loetz became a director and President of
                                                   Sykes Financial Services, Inc., a wholly
                                                   owned subsidiary of the Company. From
                                                   November 1997 through February 1999, Mr.
                                                   Loetz served as the Company's Executive
                                                   Vice President and Chief Operating Officer.
                                                   Prior to November 1997, Mr. Loetz served as
                                                   President of CFS Insurance Agency, Inc. In
                                                   addition, Mr. Loetz founded Comprehensive
                                                   Financial Services, a financial investment
                                                   advisory company.

NAME                                         AGE   PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                         ---   ------------------------------------------
Ernest J. Milani...........................  70    Ernest J. Milani was elected to the
                                                   Company's Board of Directors of the Company
                                                   in April 1996 and is a member of the
                                                   Compensation Committee, the Stock Option
                                                   Committee, and the Nominating Committee.
                                                   Until 1996, Mr. Milani held various
                                                   positions with CDI Corporation, a
                                                   publicly-held provider of engineering and
                                                   technical services, most recently as
                                                   President of CDI Corporation Northeast and
                                                   CDI Technical Services Ltd., both of which
                                                   are subsidiaries of CDI Corporation.

Iain A. Macdonald..........................  55    Iain A. Macdonald was elected to the Board
                                                   of Directors of the Company in March 1998
                                                   and is a member of the Audit Committee and
                                                   the Nominating Committee. Prior to joining
                                                   the Company's board, Mr. Macdonald served
                                                   as a director of McQueen International Ltd.
                                                   from 1996 until its acquisition by the
                                                   Company. Until 1995, Mr. Macdonald was
                                                   Chairman of ComputerGroup plc, a supplier
                                                   of personal computers, networks, and
                                                   related services. Mr. Macdonald also serves
                                                   on the Board of Directors of Frederick's
                                                   Dairies, Ltd., Signs & Labels, Ltd., and
                                                   Warthog Software, plc.

                                  PROPOSAL 2:

                     APPROVAL OF THE 2000 STOCK OPTION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE 2000 STOCK OPTION PLAN (THE "2000 PLAN") AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE APPROVAL OF THE 2000 PLAN. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE 2000 PLAN.

GENERAL

     The Company currently maintains the 1996 Employee Stock Option Plan under which stock options may be granted to employees of the Company. As of December 31, 1999, 257,250 shares remained eligible for option grants under the 1996 Employee Stock Option Plan. The Board of Directors adopted, subject to shareholder approval, the 2000 Plan to allow for additional option awards to be made to employees of the Company.

     The Board of Directors has adopted the 2000 Plan subject to shareholder approval, and the 2000 Plan will become effective when shareholder approval is obtained. The material terms of the 2000 Plan are summarized below and are qualified in their entirety by the terms of the 2000 Plan, which is included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     The purposes of shareholder approval of the 2000 Plan are: (i) to permit the options to purchase shares of common stock granted under the 2000 Plan to qualify for incentive stock option treatment pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"); (ii) to satisfy the performance-based compensation exception to the $1 million limit under Section 162(m) of the Code; and (iii) to satisfy the applicable requirements of The Nasdaq Stock Market.

     The 2000 Plan authorizes the granting of options to purchase shares of common stock to employees of the Company. Incentive stock option treatment permits employees to defer the recognition of income until the employee exercises the options and sells the underlying shares.

     Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to its Chief Executive Officer and the four next most highly compensated executive officers of the Company. The 2000 Plan is designed to comply with Section 162(m) so that the grant of options will be excluded from the calculation of annual compensation for purposes of Section 162(m) and will be fully deductible by the Company.

PURPOSE

     The purpose of the 2000 Plan is to enable the Company and its subsidiaries to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase shares of common stock on terms that will give them a direct and continuing interest in the future success of the Company and its subsidiaries. The purpose of the Plan is the same as the purpose of the Company's 1996 Employee Stock Option Plan, which currently is in effect.

SHARES SUBJECT TO OPTIONS

     The 2000 Plan permits options to be granted to purchase up to 4,000,000 shares of common stock. Options granted under the 2000 Plan will be either incentive stock options meeting the applicable statutory requirements of the Code or nonqualified options, which do not satisfy such requirements. Options granted under the 2000 Plan will be evidenced by a written stock option agreement.

     As of the date of this Proxy Statement, no options have been granted to employees under the 2000 Plan. At this time, the Company does not know which employees, if any, will receive grants under the 2000 Plan or the number of shares that will be covered by any such grants. Such determinations will be made from time to time by the Stock Option Committee. To the extent that options granted under the 2000 Plan expire or terminate without having been exercised in full, the common stock subject to those expired or terminated options will become available for further options under the 2000 Plan. Provision is made under the 2000 Plan for appropriate adjustment in the number of shares of common stock covered by the 2000 Plan, and by each option granted thereunder and the related option price, in the event of any change in the common stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or otherwise.

ADMINISTRATION AND DURATION OF THE 2000 PLAN

     The 2000 Plan is administered by the Stock Option Committee of the Company's Board of Directors. If at any time the Committee shall not be in existence, the Board of Directors shall administer the 2000 Plan.

The Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Stock Option Committee with respect to the 2000 Plan, other than with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934. The Stock Option Committee has full power and authority to interpret and administer the 2000 Plan and any instrument or agreement relating to, or made under, the 2000 Plan, establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2000 Plan. The Stock Option Committee make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2000 Plan.

     The Stock Option Committee will establish the number of shares of common stock subject to options granted under the 2000 Plan, the employees to whom stock options are granted, and the terms of the stock options granted, subject to the terms and conditions set forth in the 2000 Plan. The 2000 Plan will terminate on March 2, 2010, unless sooner terminated by the Board. Upon such termination, the outstanding options granted pursuant to the 2000 Plan will remain in effect until their exercise or expiration. The Board may at any time terminate the 2000 Plan or amend the 2000 Plan as it shall deem advisable, including any amendment deemed by the Board to be necessary or advisable to assure conformity of the 2000 Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code, to assure conformity with any requirements of other applicable state or federal laws or regulations.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Employees eligible to receive options pursuant to the 2000 Plan are persons who are regularly employed on a salary basis by the Company or any subsidiary of the Company, including officers or directors of the Company or any subsidiary. No incentive stock option shall be granted to any employee who immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the option price at the time such incentive stock option is granted is at least 110% of the fair market value of the shares subject to the incentive stock option and such incentive stock option is not exercisable by its terms after the expiration of five years from the date of its grant. Directors who are not also employees of the Company or a subsidiary of the Company are not eligible to participate under the 2000 Plan.

     An incentive stock option shall be granted under the 2000 Plan to an optionee only if the aggregate fair market value (determined as of the date the option is granted) of the common stock for which options are exercisable for the first time by such optionee during any calendar year does not exceed $100,000. No participant in the 2000 Plan is eligible to receive, at the time of grant, options to purchase more than 100,000 shares of common stock under the 2000 Plan during any calendar year.

OPTION PRICE

     Except for options granted to shareholders owning 10% or more of the voting power of all classes of the Company's capital stock, the per share option price of an incentive stock option granted or to be granted pursuant to the 2000 Plan, as determined by the Committee, shall be an amount not less than 100% of the fair market value of the common stock on the date that the option is granted. For purposes of the 2000 Plan, the "fair market value" of a share of common stock is defined as the average closing price of the common stock on an established national or regional stock exchange or automated quotation system, including, without limitation, the Nasdaq National Market, during the ten trading days immediately preceding the date that the option is granted.

OPTION PERIOD

     The term of each option granted pursuant to the 2000 Plan shall be as determined by the Committee, but in no event shall the term of an option exceed a period of ten years from the date of its grant. In certain circumstances involving mergers, reorganizations, transactions involving the sale or transfer of substantially all of the assets of the Company or the acquisition of more than 50% of the common stock by any person or group of related persons without the prior approval of the Board, the Committee has the authority to accelerate the vesting of options that have been granted under the 2000 Plan to be immediately exercisable in full.

METHOD OF PAYMENT

     Payment of the option price may be made in cash or by check, or by delivery of shares of common stock equivalent in fair market value to the option price, or by a combination of cash and shares of common stock, at the election of the optionee and subject to the terms of the applicable stock option agreement. In the event an optionee exercises an option by surrendering shares of common stock as payment of the exercise price, the 2000 Plan permits the Committee to grant a replacement option equal to the number of shares surrendered as payment.

METHOD OF EXERCISE AND PAYMENT TERMS

     Subject to the terms of each stock option agreement, options granted under the 2000 Plan may be exercised in whole or in part. Upon exercise of an option, the employee must pay in full the option price for the shares of common stock being purchased.

LIMITATIONS ON TRANSFERABILITY AND EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT

     Except as otherwise provided by the Committee, options granted under the 2000 Plan are not transferable other than by will or by the laws of descent and distribution. Except as otherwise provided by the Committee, during the lifetime of an optionee, his or her option shall be exercisable only by him or her and only while continuously employed by the Company or one of its subsidiaries, or, if after termination of employment, either within (i) one month after termination of employment, other than by reason of the optionee's death, retirement with the consent of the Company or such subsidiary as the case may be, or permanent disability, or (ii) three months after termination of employment if the optionee dies, retires with the appropriate consent or is permanently disabled as described above, but only if and to the extent the option was exercisable on the last day of such employment. If an optionee dies within a period during which a stock option could have been exercised by the optionee, the stock option may be exercised after his or her death by those entitled to exercise such option under the optionee's will or the laws of descent and distribution, but only if and to the extent such stock option was exercisable immediately prior to his or her death. In the discretion of the Committee, the one month and three month periods referenced above may be extended for a period of up to one year. However, no option may be exercised after the expiration of such option.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options. Under current federal income tax regulations, no taxable income is recognized by an optionee and no tax deduction is available to the Company upon the grant or the exercise of an option that qualifies as an incentive stock option under Section 422 of the Code (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise(or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

     Nonqualified Stock Options. Under current federal income tax regulations, no taxable income is realized by an optionee and no tax deduction is available to the Company upon the grant of a non-qualified stock option. The exercise of a non-qualified option will result in the recognition of ordinary income by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired at such time over the exercise price for the option. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the common stock by the optionee will typically give rise to capital gain or loss to the extent the amount realized from the sale differs from the optionee's tax basis, which is usually the fair market value of the common stock acquired on the date of exercise. This capital gain or loss will be a long-term gain or loss if the common stock sold had been held for more than one year after the date of exercise.

                               BOARD OF DIRECTORS

GENERAL

     During 1999, the Board of Directors held seven meetings. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. During 1999, the Audit Committee held three meetings, the Compensation Committee held one meeting, and the Stock Option Committee held one meeting. In addition, the Board of Directors formed a Nominating Committee during 1999, which held two meetings. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 1999.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board. Directors who are not employees of the Company receive (subsequent to the Annual Meeting) an annual fee of $10,000, payable in cash or shares of common stock based on the fair market value of the common stock on the date of payment at the election of each director, plus $1,250 per Board and committee meeting attended, and $500 per telephone conference meeting that last at least one hour. Chairpersons of committees receive $2,000 per committee meeting attended. Directors who are not employees of the Company also receive options to purchase 7,500 shares of common stock at their election and annually thereafter under the Company's 1996 Non-Employee Director Stock Option Plan. Directors also receive an ad hoc fee of $1,000 per day for extra tasks requested by the Chairman of the Board.

     During 1999, Mr. Milani provided technical consulting services to the Company as requested by the Company on a per diem compensation basis. Mr. Milani's per diem compensation for these consulting services during 1999 was approximately $12,000. In addition, Mr. Macdonald received approximately $16,000 during 1999 for consulting services to the Company.

COMMITTEES OF THE BOARD

     The Board of Directors has established the following committees whose responsibilities are summarized as follows:

     Audit Committee. The Audit Committee is comprised of Mr. Helms, Mr. Macdonald, and Ms. Sink and is responsible for reviewing the independence, qualifications, and activities of the Company's independent certified accountants and the Company's financial policies, control procedures, and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee is also responsible for the review of transactions between the Company and any Company officer, director, or entity in which a Company officer or director has a material interest.

     Compensation Committee. The Compensation Committee is comprised of Mr. Bodenheimer, Dr. Greco, and Mr. Milani and is responsible for establishing the compensation of the Company's senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits. The Compensation Committee also administers the Company's 1997 Management Stock Incentive Plan.

     Stock Option Committee. The Stock Option Committee is comprised of Mr. Bodenheimer, Dr. Greco, and Mr. Milani and is responsible for granting stock options under the 1996 Employee Stock Option Plan and the 2000 Plan.

     Nominating Committee. The Nominating Committee is comprised of Dr. Greco, Mr. Macdonald, and Mr. Milani. The Nominating Committee is responsible for reviewing the structure and membership of the Board of Directors and identifying and recommending candidates for membership to the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Mr. Bodenheimer, Dr. Greco, and Mr. Milani.

     During 1999, Mr. Milani provided technical consulting services to the Company as requested by the Company on a per diem compensation basis. Mr. Milani's per diem compensation for these consulting services during 1999 was approximately $12,000. In addition, Mr. Macdonald received approximately $16,000 during 1999 for consulting services to the Company.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     During the year ended December 31, 1999, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except as follows: (i) John H. Sykes failed to timely file a Form 5 for gifts of common stock during 1999, and the report has been filed; (ii) H. Parks Helms did not timely file reports for his purchase of 5,000 shares of Sykes common stock on April 30, 1999, his purchase of 600 shares of Sykes common stock in May 1998, and his wife's purchase of 600 shares of Sykes common stock in May 1998, and reports for these transactions were filed subsequently; and (iii) Ernest J. Milani did not timely file a report for his exercise of options for 7,500 shares of Sykes common stock and his sale of those shares on March 4, 1999, and a report for this transaction was filed subsequently. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of common stock as of the Record Date with respect to (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the common stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                               BENEFICIALLY OWNED
                                                              --------------------
                            NAME                                SHARES     PERCENT
                            ----                              ----------   -------
John H. Sykes(1)............................................  17,487,250   41.6%
David L. Grimes(2)..........................................      41,667       *
Scott J. Bendert(3).........................................      88,150       *
Gerry L. Rogers(4)..........................................      25,000       *
James E. Lamar(5)...........................................          --      --
H. Parks Helms(6)...........................................      30,833       *
Gordon H. Loetz(7)..........................................      79,390       *
Ernest J. Milani(8).........................................      19,523       *
R. James Stroker(9).........................................      19,157       *
Furman P. Bodenheimer, Jr.(10)..............................      55,207       *
Adelaide A. Sink(11)........................................      13,785       *
Iain A. Macdonald(12).......................................       8,335       *
Linda McClintock-Greco(13)..................................       6,108       *
All directors and executive officers as a group (13)
  persons...................................................  17,874,405   42.5%

---------------

  * Less than 1.0%
 (1) Includes the following shares over which Mr. Sykes retains voting and investment power: (i) 17,215,750 shares owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership's sole general partner; and (ii) 271,600 shares owned by various trusts for the benefit of Mr. Sykes' children. Excludes 7,950 shares owned by Mr. Sykes' wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes' business address is 100 North Tampa Street, Suite 3900, Tampa, Florida 33602.
 (2) Includes 41,667 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 208,333 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
 (3) Includes 72,500 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 145,000 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
 (4) Includes 25,000 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 125,000 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.

 (5) Excludes 180,000 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
 (6) Includes 17,500 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 600 shares of Sykes common stock owned by Mr. Helms' wife in an IRA in which Mr. Helms is the beneficiary.
 (7) Includes 79,167 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 33,333 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
 (8) Includes 17,500 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
 (9) Includes 17,950 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(10) Includes 25,000 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(11) Includes 8,335 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 6,665 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
(12) Includes 8,335 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 6,665 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.
(13) Includes 5,000 shares of Sykes common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 5,000 shares of Sykes common stock issuable upon the exercise of non-exercisable stock options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1999, 1998, and 1997 concerning compensation paid to or earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who earned more than $100,000 for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                         ANNUAL COMPENSATION                COMPENSATION
                             --------------------------------------------   ------------
                                                               OTHER         SECURITIES
                                                              ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
John H. Sykes.............   1999   $478,423         --         --                 --          $32,201
  Chairman of the Board...   1998    301,499         --         --                 --           27,495
  and Chief Executive.....   1997    300,000         --         --                 --           27,495
  Officer

David L. Grimes(3)........   1999   $389,814         --         --                 --          $68,472
  President and Chief.....   1998      1,096         --         --            250,000               --
  Operating Officer

Scott J. Bendert(4).......   1999   $209,137   $100,000         --                 --          $ 8,763
  Group Executive and.....   1998    155,558         --         --            185,000            8,589
  Senior Vice President-..   1997    123,846     43,750         --                 --            6,435
  Performance Management
  and Administration

Gerry L. Rogers (5).......   1999   $160,567         --         --                 --          $34,124
  Group Executive and
  Senior Vice President -
  the Americas

James E. Lamar(6).........   1999   $116,185         --         --                 --          $17,546
  Group Executive and
  Senior Vice President -
  International

---------------

(1) Does not include the value of the perquisites provided to certain of the named executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(2) Represents contributions to the Sykes Enterprises, Incorporated Employees' Savings Plan and Trust, excess group term life insurance, and relocation expenses.
(3) Mr. Grimes joined the Company as President in December 1998 and assumed the additional position of Chief Operating Officer in February 1999.
(4) Mr. Bendert joined the Company in 1993 as Chief Financial Officer and was named Group Executive and Senior Vice President -- Performance Management and Administration in March 2000.
(5) Mr. Rogers joined the Company as Group Vice President, North America in February 1999, and was named Group Executive and Senior Vice
    President -- the Americas in March 2000.
(6) Mr. Lamar joined the Company as Vice President and Managing Director of EMEA in May 1999, and was named Group Executive and Senior Vice
    President -- International in March 2000.

     The following table sets forth information with respect to grants of stock options during 1999 to the executive officers named in the Summary Compensation Table.

                           OPTIONS GRANTED LAST YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF STOCK
                                                                                                     PRICE APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                                   OPTION TERM
                             ---------------------------------------------------------------------   -----------------------
                             NUMBER OF    PERCENTAGE OF
                             SECURITIES   TOTAL OPTIONS                 MARKET PRICE
                             UNDERLYING    GRANTED TO     EXERCISE OR   OF UNDERLYING
                              OPTIONS     EMPLOYEES IN    BASE PRICE     SECURITY ON    EXPIRATION
                             GRANTED(#)       1999         ($/SHARE)    DATE OF GRANT      DATE        5%($)        10%($)
                             ----------   -------------   -----------   -------------   ----------   ----------   ----------
John H. Sykes..............        --           --               --             --             --            --           --
David L. Grimes............        --           --               --             --             --            --           --
Scott J. Bendert...........        --           --               --             --             --            --           --
Gerry L. Rogers(1).........    75,000          7.4%         $30.756        $29.810       02/01/09    $1,335,071   $3,492,230
Gerry L. Rogers(2).........    75,000          7.4%         $30.756        $29.810       02/01/09    $1,335,071   $3,492,230
James E. Lamar(1)..........    80,000          7.9%         $29.213        $33.500       05/24/09    $2,028,430   $4,614,222
James E. Lamar(2)..........    80,000          7.9%         $29.213        $33.500       05/24/09    $2,028,430   $4,614,222

---------------

(1) Options granted under the Company's 1997 Management Stock Incentive Plan, all of which vest and become exercisable nine years after the date of grant, subject to accelerated vesting and exercisability upon the satisfaction of certain performance objectives.
(2) Options granted under the Company's 1996 Employee Stock Option Plan, which vest and become exercisable in one-third increments each year beginning one year after the date of grant.

     The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 1999 and the year-end value of unexercised options held by such executive officers.

          AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END VALUES

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                         OPTIONS AT YEAR END(#)            AT YEAR END(1)
                            ACQUIRED ON                    ---------------------------   ---------------------------
                            EXERCISE(#)   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   --------------   -----------   -------------   -----------   -------------
John H. Sykes.............        --               --            --              --      $       --     $       --
David L. Grimes...........        --               --        41,667         208,333      $  682,814     $3,414,036
Scott J. Bendert..........    12,500         $182,038        52,500         165,000      $1,643,438     $3,939,375
Gerry L. Rogers...........        --               --            --         175,000      $       --     $3,189,375
James E. Lamar............        --               --            --         160,000      $       --     $3,402,000

---------------

(1) Based upon the closing sale price of $43.875 per share of common stock on December 31, 1999, as reported in the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

     John H. Sykes. On March 6, 2000, the Company entered into an employment agreement with John H. Sykes, the Company's Chairman of the Board and Chief Executive Officer. The employment agreement provides for an initial term of five years and automatically renews for successive two-year terms, unless terminated by either party. Mr. Sykes' initial base salary is $550,000 for the first year of the term, with the base salary increasing as determined by the Board of Directors. The annual base salary, however, shall be increased at least 30% subsequent to the initial five year term and at least 15% subsequent to each two-year automatic renewal term. Mr. Sykes is also entitled to a performance bonus up to 100% of his base salary based on the Company's achievement of specified levels of income before income taxes as determined by the Compensation Committee and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     If the agreement is terminated by the Company for any reason other than for cause (as defined therein), the Company shall pay Mr. Sykes a one-time severance payment equal to three times the total of the full amount of Mr. Sykes' annual base salary in effect at the time of such termination plus Mr. Sykes' average annual bonus and other compensation for the prior three years. Severance is payable if termination is a result of death or disability. Severance also is payable upon: (i) a change of control, (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) a significant relocation of Mr. Sykes' principal office, (v) a significant increase in travel requirements, or (vi) an impairment of Mr. Sykes' health to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life. During the two-year period following termination of employment, Mr. Sykes shall not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company.

     A "change of control" shall be deemed to have occurred if, (i) any person (other than Mr. Sykes) beneficially owns 20% or more of the outstanding shares of voting capital stock; (ii) the sale or transfer of greater than 50% of the book value of the Company's assets; (iii) the merger, consolidation, share exchange, or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation;
(iv) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (v) the commencement of a tender offer which, if successful, would result in a change of control; or (vi) a determination by the Board of Directors, in view of then current circumstances or impending events, that a change of control has occurred or is imminent.

     Upon termination for any reason, including cause, benefits continue during the lifetime of Mr. Sykes and the lifetime of his spouse if he is married at the time of his death. Benefits include all employee benefit plans and programs in which Mr. Sykes was entitled to participate immediately before termination. Mr. Sykes also will be entitled to an office at the Company's headquarters or reimbursement for any fees and lease payments incurred in connection with an off-site office. The Company also shall reimburse Mr. Sykes for a secretary and one-third of the costs for health, dental, life, and disability insurance for the secretary. Mr. Sykes also will be entitled to continued use of the aircraft leased or owned by the company at a fee equal to the price of a first-class ticket.

     David L. Grimes. Mr. Grimes joined the Company as President in December 1998, and also became the Chief Operating Officer in February 1999. On March 6, 2000, the Company entered into a new five-year employment agreement with Mr. Grimes to set forth certain additional terms to apply if Mr. Grimes is appointed by the Board of Directors as Chairman or Chief Executive Officer of the Company. Mr. Grimes annual base salary is $425,000, which increases to $525,000 if he is appointed Chairman or Chief Executive Officer. Upon termination, the agreement provides for a one or two-year non-compete period at the Company's election in return for the Company paying, under certain circumstances, amounts totaling up to $425,000 per year for such one or two-year period. Mr. Grimes is prohibited from directly or indirectly competing with the Company during such one or two-year period in any area in which the Company's business is conducted. Mr. Grimes is also entitled to a performance bonus of up to 50% of his base salary (or up to 75% of his base salary if he is appointed Chairman or Chief Executive Officer) based upon his achievement of specified goals and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Scott J. Bendert. On March 1, 2000, the Company entered into a two-year employment agreement with Scott J. Bendert as Group Executive and Senior Vice President - Performance Management and Administration. Mr. Bendert's annual base salary is $225,000. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Bendert a non-compete payment equal to $4,326.92 per week in consideration of Mr. Bendert's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. In addition, the Company shall pay to Mr. Bendert a severance payment equal to $4,326.92 per week for the remaining term of the agreement. The agreement provides that if it is terminated by the Company for cause or by Mr. Bendert, during a period of one year following termination of employment, Mr. Bendert will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment or the non-compete payment. Mr. Bendert also is entitled to a performance bonus up to 50% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     W. Michael Kipphut. On March 1, 2000, the Company entered into a two-year employment agreement with W. Michael Kipphut as Vice President and Chief Financial Officer. Mr. Kipphut's annual base salary is $200,000. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Kipphut a non-compete payment equal to $3,846.15 per week in consideration of Mr. Kipphut's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Kipphut, during a period of one year following termination of employment, Mr. Kipphut will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the non-compete payment. Mr. Kipphut also is entitled to a performance bonus up to 100% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     James E. Lamar. On March 1, 2000, the Company entered into an employment agreement with James E. Lamar as Group Executive and Senior Vice President - International. The term of the agreement expires on May 24, 2002. Mr. Lamar's annual base salary is $211,681. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Lamar a non-compete payment equal to $2,035 per week in consideration of Mr. Lamar's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. In addition, the Company shall pay to Mr. Lamar a severance payment equal to $2,035 per week for the remaining term of the agreement. The agreement provides that if it is terminated by the Company for cause or by Mr. Lamar, during a period of one year following termination of employment, Mr. Lamar will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment or the non-compete payment. Mr. Lamar also is entitled to a performance bonus up to 50% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Gerry L. Rogers. On March 1, 2000, the Company entered into a two-year employment agreement with Gerry L. Rogers as Group Executive and Senior Vice President - the Americas. Mr. Rogers' annual base salary is $193,857. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Rogers a non-compete payment equal to $1,800 per week in consideration of Mr. Rogers' agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. In addition, the Company shall pay to Mr. Rogers a severance payment equal to $1,800 per week for the remaining term of the agreement. The agreement provides that if it is terminated by the Company for cause or by Mr. Rogers, during a period of one year following termination of employment, Mr. Rogers will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment or the non-compete payment. Mr. Rogers also is entitled to a performance bonus up to 50% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Dale W. Saville. On March 1, 2000, the Company entered into a two-year employment agreement with Dale W. Saville as Senior Vice President and Chief Technology Officer. Mr. Saville's annual base salary is $158,596. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Saville a non-compete payment equal to $1,520 per week in consideration of Mr. Saville's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. In addition, the Company shall pay to Mr. Saville a severance payment equal to $1,520 per week for the remaining term of the agreement. The agreement provides that if it is terminated by the Company for cause or by Mr. Saville, during a period of one year following termination of employment, Mr. Saville will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment or the non-compete payment. Mr. Saville also is entitled to a performance bonus up to 50% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Charles E. Sykes. On March 1, 2000, the Company entered into a two-year employment agreement with Charles E. Sykes as Senior Vice President Marketing and Global Alliances. Mr. Sykes' annual base salary is $143,155. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Sykes a non-compete payment equal to $1,350 per week in consideration of Mr. Sykes' agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. In addition, the Company shall pay to Mr. Sykes a severance payment equal to $1,350 per week for the remaining term of the agreement. The agreement provides that if it is terminated by the Company for cause or by Mr. Sykes, during a period of one year following termination of employment, Mr. Sykes will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment or the non-compete payment. Mr. Sykes also is entitled to a performance bonus up to 50% of his base salary based upon the Company's achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's Chief Executive Officer and its other executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors and the Stock Option Committee are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of cash compensation and benefits to other senior officers. The Compensation Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers, and making recommendations to the full Board of Directors with respect to these matters. The Compensation Committee also is responsible for making stock option grants under the 1997 Management Stock Incentive Plan to executive officers of the Company. The Stock Option Committee is responsible for making stock option grants under the Company's other stock option plans to executive officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. The Company has retained independent compensation consultants to assess the effectiveness of the Company's executive compensation programs by comparing the Company's compensation programs to various other companies with similar growth characteristics to those of the Company. Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses, and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including health care and other insurance benefits and contributions made by the Company under the Company's 401(k) Plan and Deferred Compensation Plan.

     Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect both the recommendations of the Company's compensation consultants and the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements, and contributions to the growth of the Company.

     Mr. Sykes' annual base salary for 1999, as the Company's Chief Executive Officer, was $550,000. The Compensation Committee recommended, and the Board approved, this annual base salary based on the Compensation Committee's discussions with outside consultants, the factors noted above, and Mr. Sykes' prior experience and managerial expertise, his knowledge of the Company's operations, and the industry in which it operates.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Bonus Program. The Bonus Program provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to a formula related to the Company's operating goals and personal performance goals. Payments under the Bonus Program are discretionary and are subject to certain limitations. Mr. Sykes received no bonus payments in 1999.

     Stock Options. Under the Company's 1996 Employee Stock Option Plan, the 1997 Management Stock Incentive Plan, and the 2000 Plan (the "Plans"), stock options may be granted to key employees, including executive officers of the Company. The Plans are administered by the Stock Option Committee and the Compensation Committee in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee recommended that a certain number of stock options under the Plans be made available for issuance by the Chief Executive Officer for hiring and retention purposes within certain parameters at various levels of management.

     The principal factors considered in determining the granting of stock options to executive officers of the Company were the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his or her contributions toward the Company's attainment of strategic goals. During 1999, all stock options granted to executive officers of the Company under the Plans were made at fair market value on the date of grant (as calculated under the Plans) and were not exercisable for a vesting period of one to nine years following the date of grant.

     During the year ended December 31, 1999, no options to purchase shares of common stock under the Plans were granted to Mr. Sykes.

SECTION 162(m) LIMITATIONS

     Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

                             COMPENSATION COMMITTEE

                             FURMAN P. BODENHEIMER
                             LINDA MCCLINTOCK-GRECO
                                ERNEST J. MILANI

March 1, 2000

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index since the Company's initial public offering on April 29, 1996. This graph assumes that $100 was invested on April 29, 1996 in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Index.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*

                     AMONG SYKES ENTERPRISES, INCORPORATED,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                         Sykes Enterprises,           Nasdaq Stock           Nasdaq Computer and
                                            Incorporated          Market (U.S.) Index       Data Processing Index
                                         ------------------       -------------------       ---------------------
4/29/96                                        $100.00                   $100.00                   $100.00
12/31/96                                       $312.50                   $109.00                   $106.00
12/31/97                                       $243.75                   $133.22                   $129.69
12/31/98                                       $381.25                   $187.11                   $232.05
12/31/99                                       $548.44                   $338.58                   $489.31

---------------

* $100 invested on 4/30/96 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has appointed Ernst & Young, LLP as its principal independent public accountant for 2000. A representative of Ernst & Young, LLP will be present at the Annual Meeting. The representative of Ernst & Young, LLP will be available to respond to appropriate questions and may make a statement if he so desires.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Shareholders is November 30, 2000. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting may exercise discretionary voting power with respect to any such proposal, if received by the Company after February 13, 2001.

                                 OTHER MATTERS

     Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                          By Order of the Board of Directors,

                                          /s/ Martin A. Traber
                                          ---------------------------
                                          Martin A. Traber, Secretary

                        SYKES ENTERPRISES, INCORPORATED
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Sykes Enterprises, Incorporated (the "Company") hereby appoints John M. Sykes and Scott J. Bendert as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Hyatt Regency, 211 N. Tampa Street, Tampa, Florida on Thursday, April 27, 2000 at 10:00 a.m. Eastern Standard Time, in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


              SYKES ENTERPRISES, INCORPORATED 2000 ANNUAL MEETING

1. ELECTION OF DIRECTORS:   1. Furman P. Bodenheimer, Jr.    2. David L. Grimes
                            3. John H. Sykes

          [ ] FOR all nominees                 [ ] WITHHOLD AUTHORITY
              listed to the left (except)          to vote for all nominees
              as specified below).                 listed to the left.

(Instructions: To withhold authority to vote
for any indicated nominee, write the
number(s) of the nominee(s) in the box
provided to the right.)                        [                               ]

2. To approve the adoption of the Company's 2000 Stock Option Plan.

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Meeting or any adjournments or postponements thereof.

Check appropriate box              Date______________     NO. OF SHARES
Indicate changes below:                                   [                    ]
Address Change? [ ] Name Change? [ ]                      SIGNATURE(S) IN BOX
                                                          Please sign exactly as
                                                          your name appears on
                                                          the Proxy. When shares
                                                          are held by joint
                                                          tenants, both should
                                                          sign. When signing as
                                                          attorney, executor,
                                                          administrator, trustee
                                                          or partner, please
                                                          give full title as
                                                          such. If a
                                                          corporation, please
                                                          sign in full corporate
                                                          name by president or
                                                          by other authorized
                                                          officer. If a
                                                          partnership, please
                                                          sign in partnership
                                                          name by authorized
                                                          person.